UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES
EXCHANGE ACT OF 1934

AKTIEBOLAGET SVENSK EXPORTKREDIT
(SWEDISH EXPORT CREDIT CORPORATION)

(Exact Name of Registrant as Specified in its Charter)

Kingdom of Sweden	None
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or	Identification No.)
Organization)

Västra Trädgårdsgatan 11 B

Stockholm, Sweden

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
U.S.$250,000,000 ELEMENTSSM Linked to the Rogers International Commodity Index® – Energy Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D	American Stock Exchange

U.S.$250,000,000 ELEMENTSSM Linked to the Rogers International Commodity Index® – Metals Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D	American Stock Exchange

U.S.$250,000,000 ELEMENTSSM Linked to the Rogers International Commodity Index® – Agriculture Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D	American Stock Exchange

U.S.$250,000,000 ELEMENTSSM Linked to the Rogers International Commodity Index® – Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-131369

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On January 30, 2006, Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation) (the Registrant) filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form F-3ASR (File No. 333-131369) (the Registration Statement) relating, among other securities, to certain debt securities (including the Medium-Term Notes, Series D) of the Registrant, at which point the Registration Statement became effective under the Securities Act of 1933, as amended (the Securities Act).  On February 14, 2006, the Registrant filed with the Commission Post-effective Amendment No. 1 to the Registration Statement.

On January 31, 2006, the Registrant filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act, the prospectus dated January 30, 2006, as supplemented by the prospectus supplement dated January 30, 2006 (the Prospectus and the Prospectus Supplement, respectively). On October 2, 2007, the Registrant filed with the Commission pursuant to Rule 424(b)(2):

1. The preliminary pricing supplement dated October 2, 2007, including the Prospectus and the Prospectus Supplement, relating to the ELEMENTSSM Linked to the Rogers International Commodity Index® – Energy Total ReturnSM due October   , 2022, Medium-Term Notes, Series D.

2.   The preliminary pricing supplement dated October 2, 2007, including the Prospectus and the Prospectus Supplement, relating to the ELEMENTSSM Linked to the Rogers International Commodity Index® – Metals Total ReturnSM due October    , 2022, Medium-Term Notes, Series D.

3.  The preliminary pricing supplement dated October 2, 2007, including the Prospectus and the Prospectus Supplement, relating to the ELEMENTSSM Linked to the Rogers International Commodity Index® – Agriculture Total ReturnSM due October   , 2022, Medium-Term Notes, Series D.

4.  The preliminary pricing supplement dated October 2, 2007, including the Prospectus and the Prospectus Supplement, relating to the ELEMENTSSM Linked to the Rogers International Commodity Index® –Total ReturnSM due October   , 2022, Medium-Term Notes, Series D.

The four preliminary pricing supplements referred to above are herein called the Preliminary Pricing Supplements.

The Prospectus, the Prospectus Supplement and the Preliminary Pricing Supplements are each incorporated herein by reference to the extent set forth below.  The Preliminary Pricing Supplements will each be superseded by the final Pricing Supplements relating to each class of Notes (as defined below) and any amendments or supplements thereto, which upon their filing pursuant to Rule 424(b)(2) will be incorporated by reference herein to the extent of the items set forth below.

Item 1.        Description of Registrant’s Securities to be Registered.

The Registrant authorized for issuance and listing (1) U.S.$250,000,000 ELEMENTSSM Linked to the Rogers International Commodity Index® – Energy Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D, of which U.S.$4,000,000 have been offered and sold, (2) U.S.$250,000,000 ELEMENTSSM Linked to the Rogers International Commodity Index® – Metals Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D, of which U.S.$4,000,000 have been offered and sold, (3) U.S. $250,000,000  ELEMENTSSM Linked to the Rogers International Commodity Index® – Agriculture Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D, of which U.S. $4,000,000 have been offered and sold, and (4) U.S. $250,000,000 ELEMENTSSM Linked to the Rogers International Commodity Index® –Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D, of which U.S.$4,000,000 have been offered and sold.  The Medium-Term Notes, Series D referred to in (1) through (4) are herein called the Notes.  The Registrant may offer and sell additional Notes, which will be fungible and form part of a single class of the applicable Notes with Notes issued and outstanding.

Reference is made to the information set forth under “Prospectus Summary—The Debt Securities We May Offer”, “Description of Debt Securities” and “Swedish Taxation” in the Prospectus; on the cover page and under “Description of the Notes” and “United States Tax Considerations” in the Prospectus Supplement; and on the cover page and under “Valuation of the Securities”, “Specific Terms of the Securities” and “United States Federal Income Tax Considerations” in each of the Pricing Supplements, all of which information is incorporated by reference in this registration statement.

Item 2.        Exhibits.

The following exhibits shall be, or have been, filed with the American Stock Exchange, LLC or the Securities and Exchange Commission:

1.                                       Articles of Association of the Registrant, as amended.*

2.                                       Agency Agreement, including Form of Terms Agreement.**

3.                                       Indenture.***

3.                                       First Supplemental Indenture.**

3.                                       Second Supplemental Indenture.**

4.                                       Form of Medium-Term Note, Series D, ELEMENTSSM Linked to the Rogers International Commodity Index® – Energy Total ReturnSM due October 24, 2022.

5.                                       Form of Medium-Term Note, Series D, ELEMENTSSM Linked to the Rogers International Commodity Index® – Metals Total ReturnSM due October 24, 2022.

6.                                       Form of Medium-Term Note, Series D, ELEMENTSSM Linked to the Rogers International Commodity Index® – Agricultural Total ReturnSM due October 24, 2022.

7.                                       Form of Medium-Term Note, Series D, ELEMENTSSM Linked to the Rogers International Commodity Index® –Total ReturnSM due October 24, 2022.

*                                         Incorporated by reference to the Form 6-K Report filed by the Registrant with the Securities and Exchange Commission on August 13, 2007 (File No. 1-8382).

**                                  Incorporated by reference to the Registrant’s Registration Statement on Form F-3ASR (File No. 333-131369) previously filed with the Securities and Exchange Commission on January 30, 2006.

***                           Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on September 30, 1991 (File No. 1-8382).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: Aktiebolaget Svensk Exportkredit
(Swedish Export Credit Corporation)

	By:	/s/ Richard Anund
Name: Richard Anund
Title: Executive Director and Head of Funding

	By:	/s/ Per Åkerlind
Name: Per Åkerlind
Title: Executive Director, CFO and Head of Capital Markets

Date: October 17, 2007